Q1 FY2023 Shareholder Letter April 27, 2023

Fellow Shareholders, We delivered all key Q1 financial metrics within or above our guided range. • Q1 revenue came in at $199 million, up 26% year-over-year; • Annualized recurring revenue, or ARR, came in at $857 million, up 25% year-over-year; and • Q1 non-GAAP operating loss1 was ($18) million, beating our outlook as we continued to focus on spending discipline across the company. We are pleased to have delivered on growth and exceeded our non-GAAP operating profitability outlook for the first quarter. Our financial results demonstrate the value that our innovation delivers to customers everywhere, even when facing some continued tightening of the broader IT spend environment. More specifically, we saw changes in customer buying behavior late in the quarter. Customers are applying more scrutiny on deals, which has continued to lengthen our overall sales cycles. This, in turn, led to some deals that we would have expected to close in a more stable economic backdrop slipping out of the quarter. Despite continued macroeconomic uncertainty, we have not seen any material shift in the competitive dynamics, something we track closely. Now the guidance that we provided last quarter accounted for some of this macro risk. That prudence, along with our strong execution and a loyal customer base, enabled us to navigate through this backdrop and deliver on our commitments. Customers need our innovation today more than ever. We’re seeing robust trends with net expansion and renewal rates. Given our standout 2022 performance and resilience thus far in 2023, I believe we have the right initiatives in place and can continue to stay agile and successful in this dynamic environment. | Shareholder Letter From our CEO Mark Anderson Chief Executive Officer 1 See pages 12-13 for reconciliations of GAAP to non-GAAP financial measures.

Seasonally, Q1 is our smallest quarter of the year in terms of bookings activity. That said, it’s an important time to calibrate the business model to drive continued success for the rest of the year. And in times of dynamic macroeconomic conditions, it is especially key that we stay closely engaged with customer temperament, and agile in terms of strategic planning and execution. There are a few elements here I would like to highlight: First, we are executing on our top-down enterprise class sales motion. Understanding spending priorities is critical in the current environment. We have aligned our resources, as well as our partner ecosystem, around proving the value that Alteryx delivers. Second, we are benefiting from the tight controls we have instilled in the go-to-market motion. This discipline in deal structure and pricing has enabled us to deliver consistent financial results over the past year, and is key to driving durable and profitable growth going forward. And third, we recently took a close look throughout the organization for opportunities to optimize our cost structure. The variable nature of our cost structure provides us the ability to stay nimble in this environment, and we announced today that we are executing a plan to reduce full-time employee headcount by approximately 11%. This is certainly not a decision we take lightly, and we deeply appreciate each and every individual who has dedicated their time to Alteryx. Market Environment We accomplished a lot as a company in Q1. And while the economic backdrop was and continues to be challenging, the company executed at a high level and delivered on multiple key initiatives.

Alteryx Analytics Cloud Platform • Designer Cloud all access availability • Enhancements and governance certifications 47% G2K penetration • Up two points from this time last year • Gaining traction with global organizations 131% net expansion rate1 for G2K • Up three points from this time last year • Overall net expansion rate1 of 121% ~33% ELA burst engagement2 • Strong year-over-year growth in ELAs sold $450M senior unsecured notes offering • Upsized $100 million vs initial offer • Strengthened capital structure We believe we’re on the right path and we have the right people to drive continued leadership and execution in this market.” Business Highlights

Our product innovation is a great example of this. In the span of just one year, we acquired and integrated a multi-tenant, multi-cloud architecture, we introduced the Alteryx Analytics Cloud platform, and we have just recently announced all access availability of Alteryx Designer Cloud. We are seeing strong early interest in our cloud offerings from both our customers and partner community. The number of customers leveraging our cloud solutions increased over 30% year-over-year in Q1. Our proven ability to quickly create value in high priority use cases with our flagship solutions has earned us the permission from many of our customers to explore incremental use cases and personas within the Alteryx Analytics Cloud platform. For example, we have a multi-billion dollar national commercial landscape customer that has leveraged Alteryx Designer and Alteryx Server for several years to unlock significant savings and eliminate single points of failure. In Q1, this customer expanded with additional Alteryx Designer seats, plus added our cloud- native Alteryx Auto Insights to provide AI- driven operational insights and visualization for leaders across hundreds of branch offices. We’re also finding that our cloud innovation is creating opportunities for new logo customers. We had a great win with a leading provider of entertainment and telecommunication services in Belgium, who signed on for a Cloud ELA during Q1. Our well-established Alteryx Designer capabilities and interface aligned with the customer’s vision of enhancing customer engagement analytics, and our ability to deliver this in a cloud environment with Alteryx Designer Cloud was key to earning us the win. Alteryx Analytics Cloud platform allows us to sell new low-friction use cases and to new personas. And we have several exciting updates on the generative AI and cloud innovation roadmap to share. First, we’re further developing ways to incorporate AI and ML throughout the platform, including some highly differentiated use-cases with generative AI that enhance ease of use for knowledge workers and broaden the scope of ‘analytics for all.’ Specifically, we are embedding large language models to help with text summarization, enhanced optical character recognition, and topic modeling. Additionally, by integrating these large language models with Alteryx Auto Insights we will help customers reduce the time from insight to action. As always, we are building generative AI capabilities into our products with our signature ease of use aimed at amplifying an analyst’s ability. And second, as customers incorporate Alteryx into their cloud transformation initiatives, we’re enhancing our integrations with adjacent offerings throughout the data analytics platform, such as cloud data warehouses, governance, and visualization solutions. In addition, we are focused on delivering unified analytic experiences across our flagship and cloud offerings to enable faster time-to-value for our customers. We’ll have a lot more to share across these themes, such as governance, security, interoperability, and generative AI, at our Inspire user conference next month. Customers leveraging our cloud solutions increased over 30% year-over-year.”

We have the most comprehensive portfolio of offerings in the history of the company. And we have a significantly enhanced go-to-market motion comprised of a well-tenured sales team, a partner ecosystem that expands our reach and unlocks incremental opportunities, and a customer success team that helps customers operationalize with faster time to value. We continue to see success with large enterprise organizations. The cohort of our largest customers delivered our highest year- over-year ARR growth once again in Q1. This reflects not just growth in the number of large companies we engage with, but also our ability to prove value and earn the right to expand within these customers over time. Customers are asking for repeatable use cases that enable them to do more with less. Our ability to quickly deliver on this with analytics, automation, and governance enables us to accelerate the expansions and adoption across the enterprise. We’ve strategically aligned our enterprise sales strategy to make the expansion path as easy as possible for customers. One example of this is our increasing engagement with customers at the executive level. This provides a level of visibility that enables a more deliberate, strategic expansion motion across multiple functional areas within the organization. We had a great Q1 win with a global leader in management consulting that demonstrates this dynamic. After a small initial Alteryx Designer implementation in 2022, we closely engaged at the executive level to align Alteryx as a core component of their vision for analytic enablement. With a meaningful expansion upon renewal, the customer looks now to leverage Designer across multiple vertical and product service teams, enhancing their client facing service offerings at scale. The pace and scope of this expansion is simply not possible when limited to line-of-business level engagement. Another Enterprise initiative we introduced about two years ago is our burstable ELA bundles. ELAs allow customers to sign on for a defined volume of licenses, with flexibility to expand up to 50% beyond that for up to one year. This encourages exploration of new use cases and personas that we believe will contribute to broader Alteryx engagement over time. We saw great success in converting many of these ‘bursts’ to upsells last year, and we’re off to a solid start in 2023, with over one- quarter of the Q4 ELAs leveraging burst within the first 3 months. We also continue to land new ELAs with both new and existing customers, which is a key component of our large enterprise sales strategy.

Our partners have also emerged as a core driver of our go-to-market motion. Our partner program expands our global market reach and customer success capabilities. In addition, our larger partners often unlock access to key decision makers and IT, reducing friction in the sales cycle. Partners once again influenced over half of the new ACV in Q1. We’re particularly excited to see ramping enthusiasm and support for cloud within the partner ecosystem. One of our larger GSI partners added 500 Alteryx Designer Cloud seats to their thousand-plus Alteryx Designer licenses, as well as Alteryx Auto Insights, as they look to incorporate cloud more deeply in their internal operations and client-facing services. We’re also seeing great opportunities emerge where we can bring together the Alteryx Analytics Cloud platform, GSI partner services, and hyperscale cloud offerings for a unique and compelling customer offering. And finally, our high touch and digital customer success team underpins all of this positive momentum with customers. Customer success efforts are a driving force behind net expansion rate trends and renewal rates, particularly with our larger customer cohorts. These are the folks directly working with our customers with training, enablement, and support, driving productive user engagement and identifying new opportunities for our customers to create value with Alteryx. Over 25% of Q4 ELAs leveraged burst within 3 months of purchase Partners influenced over 50% of Q1 new ACV bookings We continue to land new ELAs with both new and existing customers, which is a key component of our large enterprise sales strategy

In closing, as customers increasingly leverage Alteryx in mission-critical use cases across their organizations, we believe the business is well-positioned to deliver durable, profitable growth. Over the past few years, we’ve successfully transitioned our business model from selling customers dozens of licenses to hundreds, and we have our eyes squarely set on the next order of magnitude. We’re working with larger customers than ever before. We’re delivering tangible value with our platform, earning us permission to explore new opportunities throughout organizations. We’re engaging with top executives and aligning Alteryx as a strategic enabler of their analytic vision. We have partners and customer success teams closely engaged to drive upsell and expansion, with ELAs providing greater flexibility with exploration. And now, with cloud innovations, we have a broader analytics platform to better assist our customers. I’m so proud of the Alteryx team for the resilience and execution we’ve delivered in what has not been an easy macroeconomic environment. Thank you to our customers, our employees, and our partners. And finally, I look forward to seeing many of you at our upcoming Inspire user conference in May. It’s a great opportunity to engage with our community and see first-hand how Alteryx is truly democratizing analytics for all. Closing Remarks Mark Anderson Chief Executive Officer

Financial Update We believe our Q1 financial results reflect the resilience and durability of our model in a challenging macro backdrop, as well as our commitment to delivering improved non-GAAP operating profitability. ▸ ARR of $857 million, up 25% year-over-year, and revenue of $199 million, up 26% year-over-year, were both within our guided ranges. Robust renewal and retention rates contributed to the growth in Q1, with our overall dollar-based net expansion rate unchanged at 121% and Global 2000 net expansion rate up two points from the prior quarter to 131%. ▸ Non-GAAP operating profitability exceeded our outlook. This is the result of continued cost discipline across the organization, efficiencies of scale, and the early benefits from cost saving initiatives executed in Q4. ▸ Additionally, we delivered cash flow from operations of $40 million, which reflects our strongest cash collection quarter ever for Q1. ▸ Finally, we executed a successful $450 million offering of senior notes during the quarter, meaningfully strengthening our long-term capital position. We strongly believe that the transformation we instrumented over the past couple of years in innovating the platform and the resulting products we’ve put in the hands of our sales team are enabling us to deliver durable financial metrics, even in challenging macro conditions. 1 See pages 12-13 for reconciliations of GAAP to non-GAAP financial measures. $857 million, +25% YoY Annualized Recurring Revenue Q1 2023 Summary $199 million, +26% YoY Revenue ($88) million GAAP Loss from Operations ($18) million Non-GAAP Loss from Operations1 131% (G2K) / 121% (Overall) Dollar-Based Net Expansion Rate Kevin Rubin Chief Financial Officer

Consistent execution in both our go-to-market motion and product innovation enabled us to deliver the results we did despite the more challenging macroeconomic environment. ▸ARR per customer increased by over 20% year-over-year ▸Average deal size increased year-over-year ▸Robust gross retention and net expansion rates ▸New cloud bookings increased meaningfully quarter-over-quarter Our increased focus on large, global organizations and our investments in our enterprise go-to- market motion are all yielding tangible results. We see it in ARR per customer, which increased over 20% year-over-year for the 3rd consecutive quarter. We see it in increasing average deal size, particularly with upsell wins for existing customers. And we see it in our robust gross retention and net expansion rates, which are showing strong durability at a higher scale than ever before. Cloud innovation also allows us to accelerate customers from ideation to deployment with a broader set of use cases and new personas. Customer response to our Alteryx Analytics Cloud platform has been strong, and new cloud bookings increased meaningfully quarter-over-quarter, a notable achievement given Q1 seasonality. We’re seeing positive deal size momentum for cloud from both a year-over-year and quarter-over-quarter perspective. And, more often than not, we are seeing cloud wins as an important element of larger upsell wins with customers across our platform of offerings. When we guided on our last call, we had factored in some macroeconomic headwinds, but we did not anticipate the financial system events that occurred in the final weeks of the quarter, which did affect our customer behavior. While we have no material direct exposure to impacted banks to date in terms of cash balances, and no material vertical market concentrations, we did see elevated deal scrutiny, longer sales cycles, and shorter contract duration. And as we’ve demonstrated in recent years, while contract duration influences the timing of revenue recognition due to ASC 606 accounting, this has no impact on ARR, and, given robust retention rates, we do not expect a material effect on our long-term revenue and profitability. As we look ahead to the rest of the year, we are constantly evaluating and calibrating our business. For example, in Q4, we saw an opportunity to further reduce our spending through real estate rationalization and some role eliminations. This accelerated our path to improved profitability for 2023, which remains a key priority for the company going forward. With that in mind, earlier today we announced a headcount reduction of approximately 11%, or 320 full-time employees. This action will result in a charge of approximately $11-13 million primarily in Q2, and we expect will result in incremental cost savings of over $40 million in 2023. We have focused the cost saving initiatives primarily in sales and marketing and G&A to improve our efficiency as we scale and as we look to more closely align our financials with our long-term operating model. We will provide additional updates on these efforts next month at the investor day at Inspire.

We have significantly higher renewal opportunities in Q4 2023 relative to Q4 2022. We believe that our gross retention levels, plus the fact that nearly three-quarters of our ARR rests with loyal customers that have been with us for five years or more, demonstrates the critical nature of our platform for our largest customers. We have a growing book of ELAs that are actively leveraging burst capacity, and ELAs represented a growing percentage of new large enterprise deals in the quarter. We have an enhanced sales motion, an engaged partner ecosystem, and an expanded customer success team. Full access availability to Alteryx Designer Cloud, along with Alteryx Machine Learning and Alteryx Auto Insights, and we are seeing growing traction with existing and new customers. Largest Renewal Base ELA Momentum Enhanced GTM Strategy Alteryx Analytics Cloud Platform 2023 Framework We believe we will deliver strong growth in 2023 and beyond, and we plan to do so with increased profitability Our subscription services business continues to grow as customers ask for our leadership to execute their analytics strategy, demonstrating their confidence in Alteryx as the right long-term business partner. Subscription Services

Q2 2023 Guidance Summary $902M - $906M ARR 24% - 25% ARR Growth YoY $180M - $184M Revenue 0% - 2% Revenue Growth YoY ($52M) – ($48M) Non-GAAP Operating Loss1 ($0.69) – ($0.65) Non-GAAP Net Loss per Share1 FY 2023 Guidance Summary $1,015M - $1,025M ARR 22% - 23% ARR Growth YoY $980M - $990M Revenue 15% - 16% Revenue Growth YoY $80M - $90M Non-GAAP Operating Income1 $0.65 - $0.75 Non-GAAP Net Income per Share1 We continue to believe we will achieve $1 billion-plus of ARR for 2023, and are committed to delivering on our increased non-GAAP operating profitability targets for the year Financial Outlook 1 See pages 12-13 for reconciliations of GAAP to non-GAAP financial measures.

Three Months Ended March 31, $ in thousands 2023 2022 GAAP research & development expense $58,741 $50,150 GAAP research & development margin 30% 32% Stock-based compensation 14,056 11,174 Payroll tax expense related to stock-based compensation 923 391 Acquisition transaction and integration costs 857 1,015 Cost optimization charges 430 - Non-GAAP research & development expense $42,475 37,570 Non-GAAP research & development margin 21% 24% GAAP sales & marketing expense $150,817 $115,610 GAAP sales & marketing margin 76% 73% Stock-based compensation 22,623 15,220 Payroll tax expense related to stock-based compensation 1,664 1,285 Amortization of intangible assets 257 95 Acquisition transaction and integration costs - 33 Cost optimization charges 2,481 - Non-GAAP sales & marketing expense $123,792 98,977 Non-GAAP sales & marketing margin 62% 63% GAAP general & administrative expense $47,195 $59,440 GAAP general & administrative margin 24% 38% Stock-based compensation 17,479 15,364 Payroll tax expense related to stock-based compensation 647 473 Acquisition transaction and integration costs 532 10,832 Cost optimization charges 474 - Non-GAAP general & administrative expense $28,063 32,771 Non-GAAP general & administrative margin 14% 21% Three Months Ended March 31, $ in thousands 2023 2022 GAAP gross profit $168,562 $133,700 GAAP gross margin 85% 85% Stock-based compensation 3,315 3,404 Payroll tax expense related to stock-based compensation 307 119 Amortization of intangible assets 3,307 2,312 Cost optimization charges 552 - Non-GAAP gross profit $176,043 $139,535 Non-GAAP gross margin 88% 88% GAAP income (loss) from operations ($88,191) ($99,739) GAAP operating margin (44%) (63%) Stock-based compensation 57,473 45,162 Payroll tax expense related to stock-based compensation 3,541 2,268 Amortization of intangible assets 3,564 2,407 Impairment of intangible and long-lived assets - 8,239 Cost optimization charges 3,937 - Acquisition transaction and integration costs 1,389 11,880 Non-GAAP loss from operations ($18,287) ($29,783) Non-GAAP operating margin (9%) (19%) GAAP to Non-GAAP Operating Loss Reconciliation

Three Months Ended March 31, $ in thousands, except per share data 2023 2022 GAAP net loss attributable to common shareholders ($89,035) ($105,567) Stock-based compensation 57,473 45,162 Payroll tax expense related to stock-based compensation 3,541 2,268 Amortization of intangible assets 3,564 2,407 Impairment of intangible and long-lived assets - 8,239 Cost optimization charges 3,937 - Acquisition transaction and integration costs 1,389 11,880 Income tax adjustments 5,886 8,285 Non-GAAP net loss ($13,245) ($27,326) Weighted-average shares used to compute net loss per share attributable to common stockholders, diluted 69,874 67,826 Non-GAAP net loss per diluted share ($0.19) ($0.40) GAAP net loss per share attributable to common stockholders, diluted ($1.27) ($1.56) Non-GAAP adjustments to net loss per share 1.08 1.16 Non-GAAP net loss per diluted share ($0.19) ($0.40) GAAP to Non-GAAP Net Loss Reconciliation

Disclosures Alteryx, the Alteryx logo and other registered or common law trade names, trademarks, or service marks of ours appearing in this letter are our property. The letter contains additional trade names, trademarks, and service marks of other companies, including, but not limited to, certain of our customers, technology partners, and competitors, that are the property of their respective owners. Except as otherwise expressly stated, we do not intend our use or display of other companies' trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies. Forward-Looking Statements This letter includes “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties, including statements regarding our expectations with respect to annualized recurring revenue, guidance for the second quarter of 2023 and the full year 2023, and assumptions related to the foregoing; macroeconomic conditions and related impacts, including the impact to our competitive landscape, sales cycle, and contract duration; our workforce reduction plan and related impacts; our ability to execute our long-term growth, go-to-market, and product strategies, including with respect to our cloud offerings; our ability to achieve and improve profitability and cash flow; the anticipated value, customer acceptance, and continued innovation of our products and services; the success of our sales activities; demand for data analytics products; and other future events. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to: our history of losses; volatile and significantly weakened global economic conditions; our ability to develop, release, and gain market acceptance of product and service enhancements and new products and services to respond to rapid technological change in a timely and cost-effective manner; our dependence on our software platform for substantially all of our revenue; our ability to manage our growth and the investments made to grow our business effectively; our ability to develop a successful business model to sell products and services acquired or to integrate such products or services into our existing products and services; our ability to attract new customers and retain and expand sales to existing customers; our ability to establish and maintain successful relationships with our channel partners; intense and increasing competition in our market; the rate of growth in the market for analytics products and services; our dependence on technology and data licensed to us by third parties; risks associated with our international operations; our ability to develop, maintain, and enhance our brand and reputation cost-effectively; litigation and related costs; security breaches; our indebtedness and risks related to our outstanding notes; and other general market, political, economic, and business conditions, including, but not limited to, impacts related to weakened global economic conditions, the ongoing conflict in Ukraine, inflationary pressures, rising interest rates, and disruptions in access to bank deposits or lending commitments due to bank failures. Additionally, these forward-looking statements, particularly our guidance, involve risk, uncertainties and assumptions, many of which relate to matters that are beyond our control and changing rapidly. Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our filings with the U.S. Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2022, which are available on the “Investors” page of our website at http://investor.alteryx.com and on the SEC website at http://www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events. Non-GAAP Financial Measures and Operating Measures To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. The non- GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in our earnings press release. Additional information regarding our non-GAAP financial measures is included under the caption “Non-GAAP Financial Measures and Operating Measures” in our earnings press release.

Alteryx powers analytics for all by providing our leading Analytics Automation Platform. Alteryx delivers easy end-to-end automation of data engineering, analytics, reporting, machine learning, and data science processes, enabling enterprises everywhere to democratize data analytics across their organizations for a broad range of use cases. More than 8,000 customers globally rely on Alteryx to deliver high-impact business outcomes. To learn more, visit www.alteryx.com. 17200 Laguna Canyon Rd | Irvine | CA 92618